Exhibit T3F

TIA Section	Indenture Section
§310(a)	Loan Note Instrument, Schedule 4, Section I
Additional Agreement, Section I
(b)	Loan Note Instrument, Schedule 4, Sections I and II
§311(a)	Loan Note Instrument, Schedule 4, Section I
(b)	Loan Note Instrument, Schedule 4, Section I
§312(a)	Loan Note Instrument, Schedule 2, Section 1.5
(b)	Loan Note Instrument, Schedule 2, Section 1.4
(c)	Loan Note Instrument, Schedule 2, Section 1.4
§313	Loan Note Instrument, Schedule 4, Section III
§314	Loan Note Instrument, Schedule 4, Section IV
Additional Agreement, Section V(l)
(c)	Loan Note Instrument, Schedule 4, Section IV
Additional Agreement, Section V(b)
(e)	Loan Note Instrument, Section 1.1 (“Opinion of Counsel”)
§315(a)	Loan Note Instrument, Schedule 4, Section V
(b)	Loan Note Instrument, Schedule 4, Section VII
(c)	Loan Note Instrument, Schedule 4, Section XIII
Additional Agreement, Section IV
(d)	Additional Agreement, Section V(g)
(e)	Loan Note Instrument, Schedule 4, Section VIII
§316(a)	Loan Note Instrument, Schedule 4, Section X
(b)	Loan Note Instrument, Schedule 4, Section XI
(c)	Loan Note Instrument, Schedule 4, Section XII
§317(a)	Loan Note Instrument, Schedule 4, Section XIII
(b)	Loan Note Instrument, Schedule 4, Section XV
§318	Loan Note Instrument, Section 12
Additional Agreement, Section II